Exhibit 99.1

Priceline.com Reports Financial Results For 3rd Quarter 2007

Gross travel bookings increase 54.0% year over year;

 International gross travel bookings grow 97.9% versus 2006

NORWALK, Conn., November 8, 2007 . . . Priceline.com Incorporated (Nasdaq: PCLN) today reported its financial results for the 3rd quarter 2007. Gross travel bookings for the 3rd quarter, which refers to the total dollar value, inclusive of all taxes and fees, of all travel services purchased by consumers, rose 54.0% year-over-year to $1.39 billion.

Priceline.com had GAAP revenues in the 3rd quarter of $417.3 million, a 33.1% increase over a year ago. Priceline.com’s GAAP gross profit for the 3rd quarter was $202.3 million, a 63.8% increase from the prior year. Priceline.com had GAAP net income for the 3rd quarter 2007 of $104.4 million or $2.27 per diluted share, which compares to $47.8 million or $1.05 per diluted share in the same period a year ago. GAAP net income for the 3rd quarter 2007 was positively affected by a $47.9 million non-cash tax benefit from reversing a portion of priceline.com’s deferred tax asset valuation allowance in the period. GAAP net income for the 3rd quarter 2006 was positively affected by a similar $28.1 million non-cash tax benefit.

Priceline.com reported pro forma revenues in the 3rd quarter of $416.9 million, a 33.7% increase over a year ago. Pro forma gross profit for the 3rd quarter 2007 was $201.9 million, an increase of 65.1% over the same period in the prior year. Pro forma net income for the quarter was $71.5 million or $1.58 per diluted share, which compares to $30.2 million, or $0.72 per diluted share in the same period a year ago. First Call analyst consensus for the 3rd quarter 2007 was $1.28 per diluted share. The section below entitled “Non-GAAP Financial Measures” provides a definition and information about the use of pro forma financial measures in this press release and the attached financial and statistical supplement reconciles pro forma financial information with priceline.com’s financial results under GAAP.

The non-cash income tax benefit in the 3rd quarter of 2007 was recorded pursuant to the provisions of Statement of Financial Accounting Standards No. 109, which requires a company to release a portion of its deferred tax asset valuation allowance when it becomes more likely than not that it will realize all or some portion of its deferred tax asset. The company released a portion of its valuation allowance in the 3rd quarter 2007 after taking into consideration current operating results and future prospects. While priceline.com does not expect to pay cash U.S. federal income taxes on its income for the foreseeable future, priceline.com records a mostly non-cash provision for U.S. income tax expense in its consolidated financial statements. Priceline.com makes cash tax payments for U.S. alternative minimum taxes and for certain international taxes.

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“Priceline.com’s over-performance in the 3rd quarter was driven by a combination of what we believe to be continued market-leading growth in our Booking.com international business and strong quarterly results from our domestic product lines,” said priceline.com President and Chief Executive Officer Jeffery H. Boyd. “Despite increasingly challenging quarterly comparables, Booking.com recorded a 97.9% increase in gross travel bookings compared to a year ago. Booking.com’s team has been very effective in growing its business throughout Europe and in the U.S. and other international markets.”

Mr. Boyd continued, “During the 3rd quarter, priceline.com’s domestic gross travel bookings increased by 19% on increasing merchant hotel and rental car sales and a 23% increase in airline ticket sales principally tied to our no-booking-fee promotion. Despite the loss of margin on retail ticket sales, year-over-year domestic operating margins were up substantially.”

Looking forward, Mr. Boyd said, “Priceline is directing its key assets and resources to building the leading worldwide online hotel business. Our results this year reflect the strength of our products and operations. They also reflect the benefits of our businesses supporting each other by sharing regional demand and hotel supply, technology and business know-how. With good momentum in Europe and the U.S., we believe the Agoda transaction, also announced today, represents a positive step in developing the same supportive dynamics in Asia, which we believe will help us build a meaningful presence in that important market.”

Forward Guidance

Priceline.com said it was targeting the following for 4th quarter 2007:

•                 Year-over-year increases in overall gross travel bookings of approximately 50%.

•                 Year-over-year increases in gross travel bookings from Booking.com of approximately 90% to 95%.

•                 Year-over-year increase in pro forma revenue of approximately 22% to 26%.

•                 Year-over-year increase in pro forma gross profit of approximately 50%.

•                 Pro forma net income of between $0.77 and $0.85 per diluted share.

Pro forma guidance for the 4th quarter 2007:

•                 excludes non-cash amortization expense of acquisition-related intangibles,

•                 excludes non-cash stock-based compensation expense,

•                 excludes option payroll tax expense,

2

•                 excludes non-cash income tax expense and reflects the impact on income taxes of the pro forma adjustments,

•                 includes the additional impact on minority interest expense of the pro forma adjustments described above,

•                 includes the anti-dilutive impact of the “Conversion Spread Hedges” (see below) on outstanding diluted common shares outstanding, and

•                 includes the dilutive impact of additional shares of unvested restricted stock and restricted stock units (including performance share units) because pro forma net income has been adjusted to exclude preferred stock dividend and stock-based compensation.

When aggregated, the foregoing adjustments are expected to increase pro forma net income over GAAP net income by approximately $12 million for the 4th quarter 2007. On a per share basis, the Company estimates GAAP net income of approximately $0.51 to $0.59 per diluted share for the 4th quarter 2007.

The Financial Accounting Standards Board (“FASB”) is expected to adopt a FASB Staff Position (“FSP”) that would significantly impact the accounting for convertible debt. The FSP would require cash settled convertible debt to be separated into debt and equity components at issuance and a value to be assigned to each. The value assigned to the debt component would be the estimated fair value, as of the issuance date, of a similar bond without the conversion feature. The difference between the bond cash proceeds and this estimated fair value would be recorded as a debt discount and amortized to interest expense over the life of the bond.

Although the FSP would have no impact on priceline.com’s actual past or future cash flows, it would require priceline.com to record a significant amount of non-cash interest expense as the debt discount is amortized.

As a result, there would be a material adverse impact on priceline’s reported GAAP results of operations and earnings per share. The FSP, if adopted, will become effective January 1, 2008 for priceline and require retrospective application.

About Priceline.com® Incorporated

Priceline.com Incorporated (Nasdaq: PCLN) operates priceline.com, a leading U.S. online travel service for value-conscious leisure travelers, and Booking.com, a leading international online hotel reservation service.

In the U.S., priceline.com gives customers more ways to save on their airline tickets, hotel rooms, rental cars, vacation packages and cruises than any other Internet travel service.  In addition to getting great published prices, leisure travelers can narrow their searches using priceline.com’s TripFilter™ advanced search technology, create packages

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to save even more money, and take advantage of priceline.com’s famous Name Your Own Price® service, which can deliver the lowest prices available.

Priceline.com believes that Booking.com is Europe’s largest and fastest growing hotel reservation service, with a network of affiliated Web sites.  Booking.com operates in 60 countries in 16 languages and offers its customers access to approximately 38,000 participating hotels worldwide.

Priceline.com also operates the following travel websites:  Travelweb.com, Lowestfare.com, RentalCars.com and BreezeNet.com.  Priceline.com also has a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee.  Priceline.com licenses its business model to independent licensees, including priceline mortgage and certain international licensees.

###

Press information:   Brian Ek  203-299-8167  (brian.ek@priceline.com)

Information About Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “goal,” “believe(s),” “intend,” “expect(s),” “will,” “may,” “should,” “could,”
“plan(s),” “anticipate(s),” “estimate(s),” “predict(s),” “potential,” “target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s actual results to differ materially from those described in the forward-looking statements:

•

adverse changes in general market conditions for leisure and other travel services as a result of, among other things, terrorist attacks, natural disasters or adverse weather, the bankruptcy or insolvency of a major airline, decreased consumer spending, general economic downturn or the outbreak of an epidemic or pandemic disease;

•

adverse changes in the Company’s relationships with airlines and other product and service providers and vendors which could include, without limitation, the withdrawal of suppliers from the priceline.com system (either priceline.com’s “retail” or “opaque” services, or both) and/or the loss or reduction of global distribution fees;

•	the occurrence of an external or internal security breach of our systems or other Internet based systems involving personal customer information, credit card information or other sensitive data;

•	the effects of increased competition;

•	fluctuations in foreign exchange rates;

•	our ability to expand successfully in international markets;

•	systems-related failures and/or security breaches, including without limitation, any security breach that results in the theft, transfer or unauthorized disclosure of customer information, or the failure to comply with various state laws applicable to the company’s obligations in the event of such a breach;

•	difficulties integrating recent or future acquisitions, including ensuring the effectiveness of the design and operation of internal controls and disclosure controls of acquired businesses;

•	a change by a major search engine to its search engine algorithms that negatively affects the search engine ranking of the company or its 3rd party distribution partners;

•	legal and regulatory risks; and

•	the ability to attract and retain qualified personnel.

For a detailed discussion of these and other factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Pro forma revenue, Pro forma gross profit, pro forma net income and pro forma net income per share are “non-GAAP financial measures,” as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. Priceline.com believes that pro forma revenue, pro forma gross profit, pro forma net income and pro forma net income per share that exclude certain non-cash or non-recurring income or expense items are useful for investors to evaluate priceline.com’s future on-going performance because they enable a more meaningful comparison of priceline.com’s projected cash earnings and performance with its historical results from prior periods. Pro forma financial information is adjusted for the following items:

•                 Cash expenses associated with the settlement of the 2000 securities litigation are excluded because of the non-recurring nature of the settlement.

•                 Cash benefit associated with the refund of excise taxes paid on merchant airline tickets that was approved for payment by the Internal Revenue Service is excluded because of its non-recurring nature.

•                 Amortization expense of acquisition-related intangibles is excluded from pro forma gross profit and pro forma net income because it does not impact cash earnings.

•                 Stock-based compensation expense and the non-cash expense associated with the payment of preferred stock dividends are excluded from pro forma net income because they do not impact cash earnings and are reflected in earnings per share through increased share counts.

•                 Option payroll tax expense is excluded because the expense is driven primarily by stock option exercise activity and the market price of priceline.com’s common stock and often shows volatility unrelated to operating results.

•                 The restructuring charge, net is excluded because it can impact comparability of earnings with historical results from prior periods.

•                 Income tax expense is adjusted for the tax impact of certain of the pro forma adjustments described above and to exclude tax expense recorded where no actual tax payments are owed because of available net operating loss carry forwards. In addition, pro forma income tax expense is adjusted to exclude the non-cash tax benefit from reversing a portion of priceline.com’s deferred tax asset valuation allowance. This benefit amounted to $47.9 million in 3rd quarter 2007 and $28.1 million in 3rd quarter 2006.

•                 Minority interest is adjusted for the impact of certain of the pro forma adjustments described above.

•                 Finally, for calculating pro forma net income per share:

•                 net income is adjusted for the impact of the pro forma adjustments described above

•                 fully diluted share count is adjusted to include the anti-dilutive impact of  priceline.com’s  “Conversion Spread Hedges” related to priceline.com’s convertibles securities that increase the effective conversion price of the 0.50% convertible notes due 2011 and 0.75% convertible notes due 2013 from their stated $40.38 conversion price to an effective conversion price of $50.47 per share.  Under GAAP, the anti-dilutive impact of the Conversion Spread Hedges is not reflected on the outstanding diluted share count until the end of the hedge when shares are delivered.

•                 fully diluted share count in 2006 is adjusted to exclude the impact of EITF 04-08 (“Effect of Contingently Convertible Debt on Diluted Earnings per Share”), because the common stock that underlie priceline.com’s 1.0% convertible notes due 2011 and priceline.com’s 2.25% convertible notes due 2025 were not issuable because our common stock did not trade above the respective contingent conversion prices.

•                 All common stock warrants and unvested shares of restricted common stock, restricted stock units and performance share units are included in the calculation of pro forma net income per share because pro forma net income has been adjusted to exclude our preferred stock dividend and stock-based compensation expense.

The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States. The attached financial and statistical supplement reconciles pro forma financial information with priceline.com’s financial results under GAAP.

priceline.com Incorporated

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	September 30,	December 31,
	2007	2006

ASSETS

Current assets:
Cash and cash equivalents	$423,508	$423,577
Restricted cash	2,710	2,459
Short-term investments	73,048	7,983
Accounts receivable, net of allowance for doubtful accounts of $1,641 and $1,651, respectively	103,558	48,536
Prepaid expenses and other current assets	26,998	20,534
Total current assets	629,822	503,089

Long-term investments	18,735	—
Property and equipment, net	25,056	21,691
Intangible assets, net	182,438	152,925
Goodwill	270,807	226,707
Deferred taxes	222,766	179,392
Other assets	21,085	21,844

Total assets	$1,370,709	$1,105,648

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$59,359	$49,032
Accrued expenses and other current liabilities	124,576	46,872
Deferred merchant bookings	7,670	4,768
Convertible debt	569,453	—
Total current liabilities	761,058	100,672

Deferred taxes	47,153	39,714
Other long-term liabilities	12,508	11,885
Minority interest	15,127	22,486
Convertible debt	—	568,865
Total liabilities	835,846	743,622

Series B mandatorily redeemable preferred stock, $0.01 par value, 80,000 authorized shares; $1,000 liquidation value per share; 80,000 shares issued and 0 and 13,470 shares outstanding, respectively	—	13,470

Stockholders’ equity:
Common stock, $0.008 par value, authorized 1,000,000,000 shares, 44,969,857, and 43,215,712 shares issued, respectively	345	331
Treasury stock, 6,641,992 and 6,603,050 shares, respectively	(488,691)	(486,468)
Additional paid-in capital	2,112,949	2,070,379
Accumulated deficit	(1,139,368)	(1,262,033)
Accumulated other comprehensive income	49,628	26,347
Total stockholders’ equity	534,863	348,556

Total liabilities and stockholders’ equity	$1,370,709	$1,105,648

priceline.com Incorporated

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Merchant revenues, including $395 and $18,592 excise tax refund for the three and nine months ended September 30, 2007, respectively	$275,211	$238,558	$776,131	$699,520
Agency revenues	139,623	73,326	292,478	159,599
Other revenues	2,453	1,583	5,947	3,913
Total revenues	417,287	313,467	1,074,556	863,032

Cost of merchant revenues	214,956	189,920	595,297	561,450
Cost of agency revenues	—	—	—	—
Cost of other revenues	—	—	—	—
Total costs of revenues	214,956	189,920	595,297	561,450

Gross profit	202,331	123,547	479,259	301,582

Operating expenses:
Advertising - Offline	8,413	6,665	29,028	24,962
Advertising - Online	53,844	34,560	129,241	86,914
Sales and marketing	13,093	11,204	36,027	31,494
Personnel, including stock-based compensation of $4,127, $3,543, $10,759, $10,277, respectively	27,182	21,658	72,108	56,869
General and administrative, including net cost of litigation settlement of $126 and $55,365 in 2007, and option payroll taxes of $228, $54, $760, $273, respectively	9,241	6,643	82,893	19,638
Information technology	3,343	2,551	9,406	7,190
Depreciation and amortization	9,131	8,664	26,633	24,970
Restructuring charge, net	—	—	—	135

Total operating expenses	124,247	91,945	385,336	252,172

Operating income	78,084	31,602	93,923	49,410

Other income (expense):
Interest income, including $77 and $3,346 of interest on excise tax refund for the three and nine months ended September 30, 2007, respectively	6,063	2,626	20,377	6,322
Interest expense	(2,607)	(1,550)	(7,560)	(4,603)
Other	(1,316)	354	(1,862)	(157)
Total other income (expense)	2,140	1,430	10,955	1,562

Earnings before income taxes, equity in income (loss) of investees and minority interests	80,224	33,032	104,878	50,972
Income tax benefit	26,657	18,113	23,287	13,277
Equity in income (loss) of investees and minority interests	(2,516)	(2,328)	(3,945)	(3,015)
Net income	104,365	48,817	124,220	61,234
Preferred stock dividend	—	(1,063)	(1,555)	(1,927)

Net income applicable to common stockholders	$104,365	$47,754	$122,665	$59,307

Net income applicable to common stockholders per basic common share	$2.76	$1.21	$3.27	$1.50

Weighted average number of basic common shares outstanding	37,803	39,596	37,533	39,487

Net income applicable to common stockholders per diluted common share	$2.27	$1.05	$2.79	$1.34

Weighted average number of diluted common shares outstanding	45,924	46,385	43,924	46,153

priceline.com Incorporated

RECONCILIATION OF GAAP TO PRO FORMA

(unaudited)

(In thousands, except per share data)

RECONCILIATION OF GAAP TO PRO FORMA REVENUE

		Three Months Ended September 30,		Nine Months Ended September 30,
		2007	2006	2007	2006

	GAAP Revenue	$417,287	$313,467	$1,074,556	$863,032

(a)	Airline excise tax refund	(395)	(1,600)	(18,592)	(1,600)

	Pro Forma Revenue	$416,892	$311,867	$1,055,964	$861,432

RECONCILIATION OF GAAP TO PRO FORMA GROSS PROFIT

		Three Months Ended September 30,		Nine Months Ended September 30,
		2007	2006	2007	2006

	GAAP Gross Profit	$202,331	$123,547	$479,259	$301,582

(a)	Airline excise tax refund	(395)	(1,600)	(18,592)	(1,600)
(b)	Amortization of acquired intangible assets in Cost of revenues	—	373	—	1,051

	Pro Forma Gross Profit	$201,936	$122,320	$460,667	$301,033

RECONCILIATION OF GAAP TO PRO FORMA NET INCOME

		Three Months Ended September 30,		Nine Months Ended September 30,
		2007	2006	2007	2006

	GAAP Net Income	$104,365	$47,754	$122,665	$59,307

(a)	Airline excise tax refund	(395)	(1,600)	(18,592)	(1,600)
(b)	Amortization of acquired intangible assets in Cost of revenues	—	373	—	1,051
(b)	Amortization of acquired intangible assets in Depreciation and amortization	6,117	5,979	18,324	17,315
(c)	Stock-based compensation	4,127	3,543	10,759	10,277
(d)	Securities litigation settlement, net of insurance contribution	126	—	55,365	—
(d)	Stock option payroll taxes	228	54	760	273
(e)	Impact from favorable state franchise tax determination	—	(1,671)	—	(1,671)
(f)	Accrued interest income on excise tax refund	(77)	—	(3,346)	—
(g)	Restructuring charge, net	—	—	—	135
(h)	Adjustments for the tax impact of certain of the pro forma adjustments and to exclude non-cash income taxes	(42,746)	(26,088)	(50,449)	(26,276)
(i)	Impact on minority interests of other pro forma adjustments	(204)	744	(774)	(20)
(g)	Preferred stock dividend	—	1,063	1,555	1,927

	Pro Forma Net Income	$71,541	$30,151	$136,267	$60,718

RECONCILIATION OF GAAP TO PRO FORMA NET INCOME PER DILUTED COMMON SHARE

		Three Months Ended September 30,		Nine Months Ended September 30,
		2007	2006	2007	2006

	GAAP Weighted average number of diluted common shares outstanding	45,924	46,385	43,924	46,153

(j)	Adjustment for Conversion Spread Hedges	(1,140)	—	(1,406)	—
(k)	Adjustment for warrants and restricted stock	584	1,348	580	1,202
(l)	Adjustment for impact of EITF 04-08 on Convertible debt	—	(5,760)	—	(5,760)

	Pro Forma Weighted average number of diluted common shares outstanding	45,368	41,973	43,098	41,595

	Net income applicable to common stockholders per diluted common share:
(m)	GAAP	$2.27	$1.05	$2.79	$1.34

	Pro Forma	$1.58	$0.72	$3.16	$1.46

(a)	Airline excise tax refund is recorded in Merchant Revenue
(b)	Amortization of acquired intangible assets is recorded in Cost of revenues and Depreciation and amortization
(c)	Stock-based compensation is recorded in Personnel expense
(d)	Securities litigation settlement and option payroll taxes are recorded in General and administrative expense
(e)	Non-recurring impact of favorable state franchise tax determination is recorded in General and administrative expense
(f)	Accrued interest income on excise tax refund is recorded in Interest income
(g)	Restructuring charge and Preferred stock dividend are recorded in those respective expense line items
(h)

Adjustments for the tax impact of certain of the pro forma adjustments and to exclude non-cash income taxes (including the benefit amounting to $47.9 million and $28.1 million in 3rd quarter 2007 and 3rd quarter 2006, respectively, from the reversal of a portion of the Company’s US deferred tax asset valuation allowance) are recorded in Income tax benefit

(i)	Impact on minority interests of other pro forma adjustments are recorded in Equity in income (loss) of investees and minority interests
(j)

Reflects the impact of the Conversion Spread Hedges that increase the effective conversion price of the Convertible Senior Notes due September 30, 2011 and the Convertible Senior Notes due September 30, 2013 from their stated $40.38 conversion price to an effective conversion price of $50.47 per share.  Under GAAP, the anti-dilutive impact of the Conversion Spread Hedges is not reflected on the outstanding diluted share count until the end of the hedge when shares are delivered

(k)

All common stock warrants and shares of restricted common stock are included in the calculation of pro forma net income per share because pro forma net income has been adjusted to exclude our preferred stock dividend and stock-based compensation expense

(l)

Excludes the dilutive impact of convertible debt pursuant to EITF 04-08 for convertible debt because the common stock underlying the convertible debt was not issuable since our common stock did not trade above the contingent conversion prices

(m)

Net income amounts used to calculate GAAP diluted earnings per share are adjusted to add back interest expense on convertible senior notes and preferred stock dividend in periods where the underlying shares are included in GAAP weighted average number of diluted common shares outstanding

priceline.com Incorporated

Statistical Data

In thousands

(Unaudited)

Gross Bookings	4Q05	1Q06	2Q06	3Q06	4Q06	1Q07	2Q07	3Q07

Domestic	$378,301	$474,007	$570,757	$504,752	$423,275	$478,812	$547,787	$602,205
International	158,460	272,814	356,593	398,416	319,136	519,679	687,124	788,478
Total	$536,761	$746,821	$927,350	$903,168	$742,410	$998,491	$1,234,911	$1,390,683

Agency	$323,900	$480,506	$609,284	$600,406	$491,070	$710,528	$919,260	$1,042,619
Merchant	212,861	266,315	318,066	302,762	251,340	287,963	315,651	348,064
Total	$536,761	$746,821	$927,350	$903,168	$742,410	$998,491	$1,234,911	$1,390,683

Year/Year Growth
Domestic	3.0%	8.3%	16.0%	13.1%	11.9%	1.0%	-4.0%	19.3%
International	223.5%	279.4%	360.0%	141.7%	101.4%	90.5%	92.7%	97.9%
excluding F/X impact	250.8%	313.8%	361.5%	131.8%	86.3%	74.5%	79.6%	83.4%

Agency	63.9%	98.6%	128.7%	74.9%	51.6%	47.9%	50.9%	73.7%
Merchant	-2.6%	-0.6%	5.0%	13.0%	18.1%	8.1%	-0.8%	15.0%

Total	29.0%	46.5%	62.8%	47.8%	38.3%	33.7%	33.2%	54.0%

Units Sold	4Q05	1Q06	2Q06	3Q06	4Q06	1Q07	2Q07	3Q07

Airline Tickets	582	728	821	666	588	639	687	819
Year/Year Growth	-9.6%	-2.6%	4.1%	-2.0%	0.9%	-12.2%	-16.3%	23.0%

Hotel Room-Nights	2,968	4,153	4,995	5,238	4,265	5,955	7,242	7,964
Year/Year Growth	47.8%	62.5%	82.5%	49.7%	43.7%	43.4%	45.0%	52.0%

Rental Car Days	1,315	1,621	2,000	2,044	1,789	2,003	2,278	2,338
Year/Year Growth	23.4%	26.8%	30.3%	20.8%	36.1%	23.6%	13.9%	14.4%

	4Q05	1Q06	2Q06	3Q06	4Q06	1Q07	2Q07	3Q07

Revenue	$203,913	$241,914	$307,651	$313,467	$260,071	$301,389	$355,880	$417,287
Year/Year Growth	4.6%	3.7%	15.4%	21.1%	27.5%	24.6%	15.7%	33.1%

Gross Profit	$64,919	$72,231	$105,804	$123,547	$99,517	$119,717	$157,211	$202,331
Year/Year Growth	30.1%	25.2%	62.2%	54.4%	53.3%	65.7%	48.6%	63.8%

Gross Bookings represent the total dollar value of travel booked, inclusive of taxes and fees.

priceline.com Incorporated

Orbitz Related Data

In thousands

(Unaudited)

RECONCILIATION OF GAAP TO PRO FORMA DOMESTIC GROSS PROFIT(a)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2007	2006	2007	2006
	GAAP Domestic Gross Profit	$73,856	$60,467	$216,231	$170,847

(b)	Airline excise tax refund	(395)	(1,600)	(18,592)	(1,600)
(c)	Amortization of acquired intangible assets in Cost of revenues	—	373	—	1,051

	Pro Forma Domestic Gross Profit	$73,461	$59,240	$197,639	$170,298

RECONCILIATION OF PRO FORMA DOMESTIC GROSS PROFIT TO PRO FORMA DOMESTIC GROSS PROFIT EXCLUDING ORBITZ

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Pro Forma Domestic Gross Profit	$73,461	$59,240	$197,639	$170,298

Orbitz Related Gross Profit	—	(5,319)	—	(15,823)

Pro Forma Domestic Gross Profit Excluding Orbitz	$73,461	$53,921	$197,639	$154,475

RECONCILIATION OF DOMESTIC GROSS TRAVEL BOOKINGS TO DOMESTIC GROSS TRAVEL BOOKINGS EXCLUDING ORBITZ

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Domestic Gross Bookings	$602,205	$504,752	$1,628,803	$1,549,515

Orbitz Related Gross Bookings	—	(38,713)	—	(114,888)

Domestic Gross Bookings Excluding Orbitz	$602,205	$466,039	$1,628,803	$1,434,627

RECONCILIATION OF DOMESTIC GROSS TRAVEL BOOKINGS EXCLUDING ORBITZ TO DOMESTIC NON-AIR GROSS TRAVEL BOOKINGS EXCLUDING ORBITZ

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Domestic Gross Bookings Excluding Orbitz	$602,205	$466,039	$1,628,803	$1,434,627

Air Gross Bookings Excluding Orbitz	(243,915)	(190,376)	(644,576)	(643,633)

Domestic Non-Air Gross Bookings Excluding Orbitz	$358,290	$275,663	$984,227	$790,994

(a)	Includes domestic gross profit that is generated through gross bookings associated with intercompany arrangements between priceline.com and Booking.com.
(b)	Airline excise tax refund is recorded in Merchant Revenue.
(c)	Amortization of acquired intangible assets is recorded in Cost of revenues.

priceline.com Incorporated

Estimated Impact of Share Price Movements on Weighted Average GAAP and Pro Forma Diluted Shares Outstanding

In millions

(Unaudited)

The following table is intended to demonstrate the estimated potential impact of share price movements on the number of equivalent shares included in the fully diluted share count used to calculate diluted earnings per share. Actual results are likely to differ due to the impact of option exercises, equity repurchases, issuances and forfeitures and any conversions of our convertible bonds. The table below is for illustrative purposes only; the company is unable to predict its future stock price and the company’s stock could trade below or above the per share prices in the table below.

		Estimated Weighted Average Number of Diluted Shares Outstanding
		GAAP			Adjustments(1)			Pro Forma
		4Q07	2007	2008	4Q07	2007	2008	4Q07	2007	2008
Closing Share Price Assumption(2)	$50.00	45.3	44.3	42.7	(0.7)	(0.8)	(0.9)	44.7	43.5	41.8
	$55.00	45.7	44.4	43.8	(0.6)	(0.8)	(0.9)	45.0	43.6	42.9
	$60.00	46.0	44.5	44.7	(0.6)	(0.8)	(0.8)	45.4	43.7	43.9
	$65.00	46.3	44.6	45.5	(0.5)	(0.8)	(0.7)	45.7	43.8	44.8
	$70.00	46.5	44.7	46.2	(0.5)	(0.8)	(0.7)	46.0	43.9	45.5
	$75.00	46.8	44.8	46.8	(0.5)	(0.8)	(0.6)	46.3	44.0	46.2
	$80.00	47.0	44.9	47.3	(0.4)	(0.7)	(0.6)	46.6	44.1	46.7
	$85.00	47.2	45.0	47.8	(0.4)	(0.7)	(0.6)	46.8	44.2	47.2
	$90.00	47.4	45.0	48.2	(0.4)	(0.7)	(0.5)	47.1	44.3	47.7
	$95.00	47.6	45.1	48.5	(0.3)	(0.7)	(0.5)	47.3	44.4	48.1
	$100.00	47.8	45.2	48.8	(0.3)	(0.7)	(0.4)	47.5	44.5	48.4
	$105.00	48.0	45.3	49.1	(0.3)	(0.7)	(0.4)	47.7	44.6	48.7
	$110.00	48.1	45.4	49.4	(0.3)	(0.7)	(0.4)	47.9	44.7	49.0
	$115.00	48.3	45.5	49.6	(0.2)	(0.6)	(0.3)	48.0	44.8	49.3
	$120.00	48.4	45.5	49.8	(0.2)	(0.6)	(0.3)	48.2	44.9	49.5
	$125.00	48.6	45.6	50.0	(0.2)	(0.6)	(0.3)	48.4	45.0	49.8
	$130.00	48.7	45.7	50.2	(0.2)	(0.6)	(0.3)	48.5	45.1	50.0
	$135.00	48.8	45.8	50.4	(0.2)	(0.6)	(0.2)	48.7	45.2	50.2
	$140.00	48.9	45.8	50.6	(0.1)	(0.6)	(0.2)	48.8	45.2	50.3

(1) Reflects the anti-dilutive impact of the “Conversion Spread Hedges” and the dilutive impact of additional warrants and shares of unvested restricted stock and restricted stock units because pro forma net income has been adjusted to exclude preferred stock dividend and stock-based compensation.

(2) Estimated weighted average number of diluted shares outstanding is estimated as follows:

4Q07: Uses actual daily share prices from October 1, 2007 through November 7, 2007, and the closing share price assumption from November 8, 2007 through December 31, 2007.

2007:  Uses actual daily share prices from Jan 1, 2007 through November 7, 2007, and the closing share price assumption from November 8, 2007 through December 31, 2007.

2008: Assumes the closing share price assumption from January 1, 2008 through December 31, 2008.